Exhibit 99.1

PRESS RELEASE

deltathree Reports First Quarter 2009 Financial Results

First Quarter 2009 Revenues Increase Sequentially to $5.3 Million

Growth in VoIP Reseller Business and Cost Efficiency Measures Drive
Improved Bottom Line and Cash Flow Performance

New York, NY – May 14, 2009 – deltathree, Inc. (OTCBB: DDDC.OB), a well-known provider of Voice over Internet Protocol (VoIP) hosted communications solutions for resellers, end-users and service providers, today announced financial results for the first quarter 2009 ended March 31, 2009.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “Our first quarter 2009 financial results are highlighted by several important financial achievements, as deltathree returned to top-line sequential revenue growth and reported material improvements in reducing the company’s GAAP (as defined below) net loss (as well as non-GAAP adjusted EBITDA loss). The company’s financial performance improvements are a direct result of our strategic initiatives focused on stabilizing and growing our core international VoIP reseller solutions business as well as materially reducing company-wide operating expenses and improving profitability. deltathree also made significant progress in terms of improving its quarterly cash utilization and operating cash flow performance. At quarter end, total cash, cash equivalents, restricted cash and short-term investments rose to $2.9 million, as the company strengthened its balance sheet following the net receipt of $1.07 million in cash related to the closing of the recently-announced equity transaction with D4 Holdings, LLC.

“Overall, we are pleased with the progress made during the first quarter and we believe that these results establish a solid foundation upon which to leverage our improved operating efficiencies going forward,” concluded Mr. Baruch.

For the first quarter 2009, deltathree reported total revenues of $5.3 million compared to $4.6 million in the fourth quarter 2008 and $5.4 million in the first quarter 2008. The primary drivers behind the 13% rise in deltathree’s sequential revenue growth were increased sales associated with the company’s core international reseller business and a one-time customer payment of approximately $0.2 million. Excluding the positive impact of the one-time customer payment, deltathree generated an 8% rise in sequential revenue growth.

First quarter 2009 GAAP net loss totaled $0.4 million, or $(0.00) per diluted share, including extraordinary legal expenses totaling approximately $0.2 million. GAAP net loss for the first quarter of 2008 was $2.8 million, or $(0.09) per diluted share, including a $0.4 million expense for restructuring costs.

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First quarter 2009 non-GAAP adjusted EBITDA (as defined below) loss was $0.1 million, or $(0.00) per diluted share, compared to a non-GAAP adjusted EBITDA loss of $1.8 million, or $(0.05) per diluted share, for the first quarter 2008.

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write-off of goodwill and non-cash intangible assets, telecom tax adjustment, non-cash stock-based compensation, interest, income taxes, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of March 31, 2009, deltathree held approximately $2.9 million in cash, cash equivalents, restricted cash and short-term investments, with no outstanding debt.  The sequential increase cash reflects the net receipt of $1.07 million in cash upon the closing of the equity transaction with D4 Holdings, LLC.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer resellers and service providers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

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For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to reduce our costs and expenses and expand our revenues; our ability to obtain additional capital in the near term to finance operations; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; decreasing rates of all related telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact:	Company Contact:
Erik Knettel	Richard Grant
Grayling	deltathree, Inc.
1-646-284-9415	1-212-500-4860
ir@deltathree.com	richard.grant@deltathree.com

(Tables follow)

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DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of March 31,	As of December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$2,594	$1,788
Restricted cash and short-term investments	317	317
Accounts receivable, net	757	760
Prepaid expenses and other current assets	366	398
Inventory	28	33

Total current assets	4,062	3,296

Property and equipment, net	1,106	1,441

Deposits	111	117

Total assets	$5,279	$4,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital leases	$152	$148
Accounts payable and accrued expenses	1,508	1,485
Deferred revenues	752	771
Other current liabilities	1,447	1,615

Total current liabilities	3,859	4,019

Long-term liabilities:
Capital leases, net of current portion	108	147
Severance pay obligations	94	140

Total long-term liabilities	202	287

Total liabilities	4,061	4,306

Stockholders’ equity:
Class A Common stock - par value $0.001; authorized 75,000,000 shares; issued and outstanding: 71,932,405 at March 31, 2009 and 32,870,105 at December 31, 2008	72	33
Additional paid-in capital	174,209	173,137
Accumulated deficit	(173,063)	(172,622)

Total stockholders’ equity	1,218	548

Total liabilities and stockholders’ equity	$5,279	$4,854

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DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
Revenues	$5,252	$5,395

Costs and operating expenses:
Cost of revenues	4,211	4,029
Research and development expenses	123	1,184
Selling and marketing expenses	386	1,238
General and administrative expenses	721	778
Depreciation and amortization	274	617
Restructuring costs	-	372

Total costs and operating expenses	5,715	8,218

Loss from operations	(463)	(2,823)

Other non-operating income	15	-
Capital gain	14	-
Interest (expense) income, net	(1)	(10)
Net loss before taxes	(435)	(2,833)
Income taxes	6	6
Net loss	$(441)	$(2,839)

Basic and diluted net (loss) per share	$(0.00)	$(0.09)

Basic and diluted weighted average number of shares outstanding	71,932,405	32,870,105

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DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2009		2008
Cash flows from operating activities:

Loss for the period	$	(441)	$	(2,839)

Adjustments to reconcile loss for the period
to net cash used in operating activities:
Depreciation of property and equipment		274		382
Amortization of intangible assets		-		235
Write off of fixed asset		20		-
Stock based compensation		41		55
Capital gain		(14)		-
Provision for losses on accounts receivable		105		10
Change in liability for severance pay, net		(46)		(24)
Exchange rates differences on deposits, net		6		(6)

Changes in assets and liabilities:
(Increase) decrease in accounts receivable		(102)		28
Decrease in prepaid expenses and other current assets		32		16
Decrease in inventory		5		66
Increase (decrease) in accounts payable and accrued expenses		23		(883)
(Decrease) increase in deferred revenues		(19)		19
(Decrease) increase in other current liabilities		(168)		501
		157		399
Net cash used in operating activities		(284)		(2,440)

Cash flows from investing activities:
Purchase of property and equipment		(5)		(82)
Proceeds from disposal of property and equipment		60		-
Decrease in short-term investments		-		1,707
Net cash provided by investing activities		55		1,625

Cash flows used in financing activities:
Proceeds from issuance of shares, net
Payment of capital leases		1,070		-
		(35)		(17)
Net cash provided by (used in) financing activities		1,035		(17)

Increase (decrease) in cash and cash equivalents		805		(832)
Cash and cash equivalents at beginning of period		1,788		1,649
Cash and cash equivalents at end of the period		$2,594		$817

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DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Three Months Ended March 31,
	2009	2008
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$6	$6

Supplemental schedule of financing activities
Proceeds from issuance of shares	$1,170	$-
Direct costs paid for services due to issuance	$(100)	$-
Total proceeds	$1,070	$-

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DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2009		2008

Net loss in accordance with generally accepted accounting principles	$	(441)	$	(2,839)

Depreciation and amortization		274		617
Restructuring costs		-		372
Stock-based compensation		41		55
Interest (expense) income, net		1		10
Income taxes		6		6

Adjusted EBITDA		$(119)		$(1,779)

Basic and diluted adjusted Non-GAAP EBITDA per share		$(0.00)		$(0.05)

Basic and diluted weighted average number of shares outstanding		71,932,405		32,870,105

* deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write-off of goodwill and non-cash intangible assets, telecom tax adjustment, non-cash stock-based compensation, interest, income taxes, depreciation and amortization.

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